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Exhibit 24.1

Power of Attorney

        Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Gordon H. Link, Jr. and Bruce Fiedler, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) sign the Registration Statement on Form S-3 pursuant to which NaPro BioTherapeutics, Inc. (the "Company") will register 500,000 shares of the Company's common stock for resale by the selling stockholders named in such Registration Statement and (ii) sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ LEONARD P. SHAYKIN Leonard P. Shaykin	Chairman of the Board Chief Executive Officer Director	February 12, 2004
/s/ PATRICIA A. PILIA, PH.D. Patricia A. Pilia, Ph.D.	Executive Vice President Director	February 12, 2004
/s/ GORDON H. LINK, JR. Gordon H. Link, Jr.	Senior Vice President Chief Financial Officer (Principal Financial Officer)	February 12, 2004
/s/ BRUCE FIEDLER Bruce Fiedler	Controller (Principal Accounting Officer)	February 12, 2004
/s/ EDWARD L. ERICKSON Edward L. Erickson	Director	February 12, 2004
/s/ GEORGE GOULD, ESQ. George Gould, Esq.	Director	February 12, 2004
/s/ ARTHUR HULL HAYES, JR., M.D. Arthur Hull Hayes, Jr., M.D.	Director	February 12, 2004
/s/ MARC J. OSTRO, PH.D. Marc J. Ostro, Ph.D.	Director	February 12, 2004
/s/ THE HONORABLE RICHARD N. PERLE The Honorable Richard N. Perle	Director	February 12, 2004
/s/ ROBERT E. POLLACK, PH.D. Robert E. Pollack, Ph.D.	Director	February 12, 2004

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Power of Attorney